EXHIBIT 10.5

Confidential	Execution Version

MANAGEMENT SERVICES AGREEMENT

between

LAREDO OIL, INC., a Delaware corporation

and

STRANDED OIL RESOURCES CORPORATION, a Delaware corporation

___________________________

Dated as of June 14, 2011
___________________________

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MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is dated as of June 14, 2011 (“Agreement Date”), and is between LAREDO OIL, INC., a Delaware corporation (“Laredo”), and STRANDED OIL RESOURCES CORPORATION, a Delaware corporation (“the Company”).

RECITALS

WHEREAS, the Company has been formed for the purpose of engaging in the business of, among other things, (a) the recovery and sale of stranded oil from an existing mature oil field with specific characteristics by using an enhanced oil recovery method known as “Underground Gravity Drainage”, which uses conventional mining processes to establish a chamber underneath the oil field from where closely spaced wellbores can be drilled up into the oil reservoir, allowing gravity to drain the targeted reservoir through the wellbores; and (b) the creation, development and use of processes, procedures, protocols, formulae, criteria and methodology for determining which oil fields are more suitable for the recovery of such stranded oil through application of the UGD Process (referred to generally as the “Selection Process”) (collectively, the “Business”);

WHEREAS, concurrently herewith Laredo and the Company are entering into a certain License Agreement of even date herewith (“Laredo License”) pursuant to which Laredo grants to the Company an exclusive license to use and exploit Laredo’s intellectual property rights relating to the UGD Process and the Selection Process;

WHEREAS, concurrently herewith, Laredo and Mark See, an individual (“MS”), are entering into a certain License Agreement of even date herewith (“MS-Laredo License”) pursuant to which MS grants to Laredo an exclusive license to use and exploit MS’s intellectual property rights relating to the UGD Process and the Selection Process solely for the purpose of enabling Laredo to include MS’s intellectual property in the intellectual property rights being licensed to the Company by Laredo pursuant to the Laredo License.  MS is the President, Chief Executive Officer and Director of Laredo, and owns, directly or indirectly, and controls a majority of the issued and outstanding capital stock of Laredo;

WHEREAS, except as otherwise expressly provided in this Agreement, this Agreement shall remain in full force and effect without regard to the continued effectiveness of either the MS-Laredo License or the Laredo License;

WHEREAS, concurrently herewith, the Company and Alleghany Capital Corporation, a Delaware corporation (“Alleghany”), are executing and delivering a certain Funding Agreement of even date herewith (“Funding Agreement”);

WHEREAS, the Company wishes to obtain the services of Laredo to assist the Company in managing the Business, subject to the overall direction and supervision of the Board of Directors of the Company and such management personnel of the Company as the Board of Directors may designate or authorize;

WHEREAS, the management services to be provided by Laredo pursuant to this Agreement are intended to be rendered by the employees and/or contractors identified on Exhibit A attached hereto (the “Key Persons”), upon the terms and conditions contained herein.

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NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Laredo, on the one hand, and the Company, on the other, hereby agree as follows:

CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings specified:

“Acquired Field No. 1” shall have the meaning set forth in the Laredo License.

“Acquired Field No. 2” shall have the meaning set forth in the Laredo License.

“Affiliate” means as of the date of determination any Person that, directly or indirectly, through one or more intermediaries, is (and for so long as it is) controlled by, controls or is under common control with Laredo or the Company, as the case may be.  The term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Change of Control” shall have the meaning set forth in the Laredo License.

“Confidential Information” has the meaning set forth in Section 12.

“Corporate Event” shall have the meaning set forth in the Laredo License.

“Development Failure” shall have the meaning set forth in the Laredo License.

“Field” shall have the meaning set forth in the Laredo License.

“Effective Date” means the Agreement Date.

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“Event of Default” means the existence or occurrence of any one or more of the following: (a) any breach or failure on the part of Laredo to perform one or more of its duties and obligations under this Agreement or any Related Agreement and, if such breach or failure is capable of being cured or remedied, such breach or failure is not cured or remedied (i) within thirty (30) days after Laredo receives written notice of such breach or failure or (ii) if any other cure period for such breach or failure is expressly set forth in this Agreement or any Related Agreement, within such cure period expressly set forth in this Agreement or any Related Agreement; (b) the breach or inaccuracy of any representation or warranty made by Laredo in this Agreement or any Related Agreement and, if such breach or inaccuracy is capable of being cured or remedied, such breach or inaccuracy is not cured or remedied (i) within thirty (30) days after Laredo receives written notice of such breach or inaccuracy or (ii) if any other cure period for such breach or inaccuracy is expressly set forth in this Agreement or any Related Agreement, within such cure period expressly set forth in this Agreement or any Related Agreement; (c) any breach or failure on the part of Laredo to perform one or more of its duties and obligations under any other written agreement with any Person other than the Company if such breach or failure materially and adversely affects or is reasonably expected to materially and adversely affect Laredo’s ability to perform its duties and obligations under this Agreement or any Related Agreement; (d) the failure, refusal or inability of Mark See to render the Services required to be rendered by him in accordance with the terms and conditions of this Agreement (including Exhibit A hereto), regardless of the reason for such failure, refusal or inability, including, without limitation, by reason of the death or disability of Mark See or the cessation of Mark See’s employment with Laredo (unless Mark See becomes a full-time employee of the Company, with the consent of the Company, upon his cessation of his employment with Laredo); (e) the occurrence of any “Event of Default” (as this term is defined in the Laredo License); (f) the occurrence of any “Event of Default” (as this term is defined in the MS-Laredo License); (g) any termination of the Laredo License and/or the MS-Laredo License, including, without limitation, any such termination or deemed termination in any bankruptcy proceeding; and/or (h) the commencement of any lawsuit or administrative proceeding by any Person or governmental entity or agency or self regulatory organization, or the commencement or initiation of any investigation by any governmental entity or agency or self regulatory organization, based upon or arising out of any conduct or activity, or any alleged conduct or activity, which if such conduct or activity occurred in whole or in part would also constitute or result in a breach of the representations and warranties set forth in Sections 10.2(k) and/or 10.2(l).

“Management Services Fees” means collectively the Monthly Management Services Fees and the Quarterly Management Services Fees.

“Monthly Management Services Fee” and “Monthly Management Services Fees” shall have the meaning set forth in Section 5.1.

“Person” or “person” means any individual, sole proprietorship, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, association, fund, firm or other entity.

“Quarterly Management Services Fee” and “Quarterly Management Services Fees” shall have the meaning set forth in Section 5.2.

“Related Agreements” means and includes all of the following: (a) the Laredo License; (b) the MS-Laredo License; (c) that certain Loan Agreement dated as of November 22, 2010 between Alleghany and Laredo; (d) that certain Senior Promissory Note dated November 22, 2010 made by Laredo; (e) that certain Loan Agreement dated as of April 6, 2011 between Alleghany and Laredo; (f) that certain Senior Promissory Note dated April 6, 2011 made by Laredo; (g) the Additional Interests Grant Agreement (as this term is defined in the Laredo License); and (h) any other written agreement entered into either as of the Effective Date or after the Effective Date between the Company and/or its Affiliates, on the one hand, and Laredo and/or its Affiliates, on the other hand.

“Receiving Party” has the meaning set forth in Section 12.

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“Test Well” shall have the meaning set forth in the Laredo License.

AGREEMENT

1.           Term and Termination.

1.1.           Term.  The initial term of this Agreement shall commence on the Effective Date and, unless sooner terminated pursuant to this Section 1, shall expire on the day before the third (3rd) anniversary of the Effective Date (“Initial Term”); provided, however, that at the expiration of the Initial Term and each “Renewal Term” (as defined below), the term of this Agreement shall automatically continue for successive periods of one year each (with each such successive year period being referred to herein as a “Renewal Term”), unless at least thirty (30) days prior to the end of the Initial Term or the then current Renewal Term, as the case may be, the Company delivers written notice of non-renewal (“Non-Renewal Notice”), in which event this Agreement shall terminate as of the end of the Initial Term or the then current Renewal Term, as applicable.  The date on which this Agreement expires or is terminated (either by reason of non-renewal or otherwise) pursuant to the provisions of this Section 1 shall be referred to herein as the “Termination Date.”  The capitalized word “Term” as used herein shall mean the period beginning on the Effective Date and ending on the Termination Date.

1.2.           Termination by Company.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, at any time following the first (1st) anniversary of the Effective Date the Company shall have the right, exercisable in its sole and absolute discretion, to terminate this Agreement at any time without any cause or reason upon sixty (60) days prior written notice to Laredo.

(b)           Notwithstanding anything to the contrary set forth in this Agreement, the Company shall have the right, exercisable in its sole and absolute discretion, to terminate this Agreement upon the occurrence of any Event of Default or at any time thereafter by giving Laredo written notice of such termination.

1.3.           Termination by Laredo.  Laredo shall have the right, exercisable in its sole and absolute discretion, to terminate this Agreement by giving the Company at least ninety (90) days prior written notice of such termination if (a) there is a Development Failure, the Company fails to cure or remedy such Development Failure within such 90-day period, and Laredo exercises its right to terminate the exclusivity of the license granted to the Company under the Laredo License pursuant to Section 8.2(a) of the Laredo License; or (b) the Company fails to pay the Monthly Management Service Fees and/or the Quarterly Management Services Fees when due under this Agreement and the Company fails to cure or remedy such failure to pay within such 90-day period; provided, however, that Laredo shall not have the right to terminate this Agreement if an Event of Default exists and is continuing as of the date on which Laredo exercises such right.

1.4.           Termination By Reason of Unsatisfactory Test Well Results.  The Company shall have the right to terminate this Agreement if Alleghany and/or the Company determine, in its or their sole and absolute discretion, that the Test Well results for Acquired Field No. 1 or Acquired Field No. 2 and/or any third party reserve reports for Acquired Field No. 1 or Acquired Field No. 2, is or are unsatisfactory.

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1.5.           Termination Upon Termination of Certain Related Agreements.  Notwithstanding anything to the contrary set forth in this Agreement, the Company shall have the right to terminate this Agreement upon or at any time after the Laredo License and/or the MS-Laredo License is terminated, including, without limitation, any such termination or deemed termination in any bankruptcy proceeding.

1.6.           Effect of Termination.  The termination or expiration of this Agreement does not relieve any of the parties of their obligations or liabilities under or in respect of this Agreement accruing or arising prior to the Termination Date.

1.7.           Decision by Company Not To Use the Services of a Key Person.  Notwithstanding anything contained in this Agreement to the contrary, the Company shall have the right, at any time, with or without cause or reason, or for no reason at all, to notify Laredo that it no longer wants one or more individual Key Persons to render the Services, in which event the “Monthly Management Services Fee” referred to in Section 5 of this Agreement shall be adjusted accordingly based upon the Initial or Adjusted Monthly Base Salaries allocated for such Key Person, as applicable, as set forth in Exhibit B.

2.           Services.

2.1.           Services.

(a)           On the terms and subject to the conditions of this Agreement, Laredo hereby agrees to assist the Company in managing the Business by providing the following services (hereinafter collectively referred to as the “Services”) through the Key Persons, whose services shall be loaned to the Company for such purposes: (a) the Services set forth on Exhibit A attached hereto; and (b) such knowledge, assistance and cooperation as the Company may request in connection with the Company’s preparation of its business plans, annual budgets and reports, and quarterly budgets and reports.  Laredo shall exercise commercially reasonable efforts to cause the Key Persons to render the Services to the Company.  Such Services shall be rendered to the Company and/or to such divisions, subsidiaries and affiliates of the Company as the Company may, from time to time, specify.  Notwithstanding anything which may be contained in this Agreement to the contrary, all of the Services shall be rendered subject to the overall supervision and direction of the Board of Directors of the Company and such management personnel of the Company as the Board of Directors may designate or authorize.

(b)           If requested by the Company, Mark See shall have such titles and hold such positions within the Company, and have such authority to act on behalf of the Company, as the Company may, from time to time, designate, and he shall serve in such capacities and exercise such authority solely at the pleasure and subject to the discretion and supervision of the Board of Directors of the Company.

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2.2.           Additional Employees and Contractors.  From time to time during the Term, the services of additional employees of Laredo and the services of independent contractors engaged by Laredo may be required in order to render the Services (or such additional services as Laredo and the Company may mutually agree upon), in which event such additional employees and such independent contractors shall become “Key Persons” hereunder and Exhibit A and Exhibit B shall be modified accordingly, subject to the mutual agreement of the Company and Laredo, including the mutual agreement of the Company and Laredo with respect to the additional “Monthly Management Services Fee” to be charged for such additional services to be rendered by such additional employees and such independent contractors, it being understood that the additional “Monthly Management Services Fee” for any independent contractors shall be equal to the amount payable by Laredo to such independent contractors under the terms of the agreement between Laredo and such independent contractors without any mark-up or provision for benefits.  As a condition to the effectiveness of the addition of such additional employees and independent contractors as “Key Persons” hereunder, each such additional employee shall execute and deliver to the Company an “Inducement Letter” in the form of Appendix A hereto and each such independent contractor shall execute and deliver to the Company an “Inducement Letter” substantially in the form of Appendix A hereto.

2.3.           Laredo Agreements With Key Persons.  Laredo and each Key Person shall have executed an offer letter, employment agreement or independent contractor agreement, or an appropriate amendment to any such pre-existing agreement, as applicable, which expressly provides that such Key Person agrees to provide his or her services to the Company as a “Key Person” hereunder and execute and deliver the Inducement Letter in the form or (in the case of an independent contractor, substantially in the form) of Appendix A hereto.

2.4.           No Solicitation of Key Persons.  Notwithstanding anything to the contrary contained in this Agreement, during the Term and so long as a Key Person is employed by Laredo, the Company shall not, without the consent of Laredo, solicit any such Key Person to terminate his or her employment with Laredo and become a direct employee of the Company; provided, however, that the foregoing restriction shall not apply if such solicitation occurs in connection with a Corporate Event.

3.           Inducement Letters; Time Devoted.

3.1.           Inducement Letters.  Concurrently herewith, each Key Person shall execute and deliver to the Company an “Inducement Letter” in form and substance as Appendix A annexed to this Agreement (or in the case of an independent contractor, substantially in the form of Appendix A hereto as determined by the Company).  The effectiveness of this Agreement is contingent upon the execution and delivery of such Inducement Letter by Mark See and Brad Sparks.  With respect to each of Donald Missey and Jonathan Richter, the payment of the “Monthly Management Services Fees” attributable to each such Key Person shall not be payable unless and until such Key Person is hired by Laredo as full-time employee pursuant to a written offer letter or employment agreement which provides that such Key Person will perform the job and render the Services to the Company applicable to such Key Person as set forth in Exhibit A, and such Key Person executes and delivers an Inducement Letter.  With respect to each unnamed Key Person set forth in Exhibit A, the payment of the “Monthly Management Services Fees” attributable to such Key Person shall not be payable unless and until such Key Person is identified by Laredo, approved by the Company in its sole and absolute discretion, and hired by Laredo as full-time employee pursuant to a written offer letter or employment agreement which provides that such Key Person will perform the job and render the Services to the Company applicable to such Key Person as set forth in Exhibit A, and such Key Person executes and delivers an Inducement Letter.

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3.2.           Time Devoted.  During the Term, each of the Key Persons will devote, and Laredo shall exercise its best efforts to cause each such Key Person to devote, substantially all of his or her business time and attention to the rendition of the Services applicable to each such Key Person as set forth in Exhibit A.

4.           Covenants of Laredo.

4.1.           Covenants of Key Persons in Inducement Letter.  During the Term and thereafter, Laredo shall exercise its best efforts to (a) cause each Key Person to perform and abide by all of such Key Person’s covenants, duties and obligations under this Agreement and/or under or in the Inducement Letter executed and delivered by such Key Person; (b) cause each such Key Person to adhere to, abides by, and otherwise performs, all of such Key Person’s duties and obligations under any offer letter, employment agreement or independent contractor agreement, as applicable, between Laredo and such Key Person.

4.2.           Termination of Key Persons.  During the Term, Laredo shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), terminate the employment of any Key Person or remove any Key Person from performing the duties commensurate with the job title/description set forth on Exhibit A annexed hereto, except as a result of any decision by the Company pursuant to Section 1.7 of this Agreement to not utilize the services of a Key Person.

4.3.           Compensation Payments to Key Persons.  Laredo hereby agrees to make or cause to be made when due all payments of compensation which may be required to be remitted to each Key Person under the terms of such Key Person’s employment agreement or offer letter with Laredo, and to make such deductions and withholdings from and payments on account of such compensation (including, without limitation, all payments of taxes and other contributions which may arise out of the Services to be rendered by Key Person hereunder) as are required or permitted to be deducted and withheld from, or paid on account of, compensation paid to an employee under the provisions or mandate of any governmental or administrative law, statute, regulation or authority or any applicable union agreement, and to otherwise fulfill all obligations of an employer with respect to the Services of each Key Person, including, without limitation, the securing of workers' compensation (as Key Person’s general employer) or other insurance coverage which may be required to be secured by Laredo with respect to each such Key Person’s Services hereunder, and the timely filing of all reports and returns which are required by any governmental, union or other applicable authority.

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4.4.           Workers’ Compensation.  Notwithstanding that Laredo is furnishing the Key Person’s services to the Company hereunder (as distinguished from the direct employment of the Key Person by the Company), for the purposes of any applicable Workers’ Compensation statute, an employment relationship exists between the Key Person and the Company whereby the Company is the Key Person’s special employer hereunder and Laredo is the Key Person’s general employer (as the terms “special employer” and “general employer” are understood for purposes of Workers’ Compensation statutes).  As between the Company and Laredo, the Company, rather than Laredo, shall have the exclusive right to direct and control the performance of the Key Person’s Services hereunder, including, without limitation, the manner and means by which the Key Person will perform and render such Services.  For purposes of any applicable Workers’ Compensation statute, the Company is the special employer of any other person(s) (hereinafter “other special employee”) whose services are furnished to the Company by any corporation or other entity under an agreement pursuant to which the Company has the right to direct and control the performance of such other special employee’s services.  For purposes of determining the rights and remedies, if any, of each Key Person and/or each Key Person’s heirs, executors, administrators, successors and assigns against the Company and/or its agents and/or employees by reason of injury, illness, disability or death arising out of and occurring in the course of this employment and/or any disability or death suffered by such Key Person as a result of such injury or illness, the following shall apply:

(a)           The rights and remedies, if any, of such Key Person and/or such Key Person’s heirs, executors, administrators successors and assigns against the Company and/or its agents and/or employees (including, without limitation, any other special employee) by reason of such injury, illness, disability or death shall be governed by and limited to those provided under such Workers’ Compensation statute;

(b)           Neither the Company nor the Company’s agents or employees shall have any obligation or liability to Laredo by reason of any such injury, illness, disability or death;

(c)           Neither Laredo nor such Key Person nor any of such Key Person’s heirs, executors, administrators, successors or assigns shall assert any claim or bring any action by reason of such injury, illness, disability or death against any corporation or other entity which furnishes to the Company the services of any other special employee; and

(d)           If the applicability of any Workers’ Compensation statute to the engagement of such Key Person’s services hereunder is dependent upon (or may be affected by) an election on Laredo’s, the Company’s or such Key Person’s part, such election is hereby made in favor of such application.

(e)           If, in the sole view of the Company, the foregoing provisions of this Section 4.4 are inadequate to protect the Company under the specific worker compensation laws or regulations of the state of residence or work of any specific Key Person, Laredo agrees to cooperate with the Company and make such changes to the provisions of this Section 4.4 as may be reasonably requested by the Company by executing an amendment to this Agreement, or through the mechanism of the Inducement Letter for such Key Person countersigned by Laredo, as determined by the Company.

4.5.           Third Party Confidential Information.  Laredo shall not, and shall ensure that the Key Persons do not, use or disclose to Company any Confidential Information of any third party.

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5.           Management Services Fees and Expenses.  In consideration of the rendition of the Services, during the Term, and subject to the other terms and conditions set forth in this Agreement, the Company will pay to and/or reimburse Laredo for all of the following:

5.1.           Monthly Management Services Fees.  For each month during the Term, the Company shall pay to Laredo an amount (each, a “Monthly Management Services Fee” and collectively, the “Monthly Management Services Fees”) equal to the sum of the amounts set forth in subparagraphs (a) and (b) below, subject to the provisions of Sections 5.1(c) and (d) below:

(a)           The Initial Monthly Base Salaries for the Key Persons as set forth in Exhibit B attached hereto.  If Alleghany and the Company determine, in their sole and absolute discretion, that the Test Well results for Acquired Field No. 1 or Acquired Field No. 2 and/or any third party reserve reports for Acquired Field No. 1 or Acquired Field No. 2, is or are satisfactory, and Alleghany otherwise determines to proceed with the development of Acquired Field No. 1 or Acquired Field No. 2, then from and after the date of such determination the Initial Monthly Base Salaries shall be increased to the amount set forth in Exhibit B under the column entitled “Adjusted Monthly Base Salaries”.

(b)           Laredo’s share of the following amounts incurred by Laredo with respect to the Initial Monthly Base Salaries and Adjusted Monthly Base Salaries paid to the Key Persons:

(i)           FICA;

(ii)           Medicare;

(iii)           Long-Term Disability, Vision and Dental Insurance;

(iv)           State Unemployment Insurance;

(v)           Worker’s Compensation Insurance; and

(vi)           Health Insurance

(c)           The amounts set forth in subparagraphs (a) and (b) above shall be included as part of a Monthly Management Services Fee only if and to the extent such amounts are actually incurred by Laredo in the applicable month.

(d)           Each Monthly Management Services Fee shall be payable on the first (1st) day of each month during the Term; provided, however, that the Monthly Management Services Fee payable for the period from the Effective Date through the end of the calendar month in which the Effective Date occurs shall be pro-rated based upon the number of days in such period and shall be paid within three (3) business days after the Effective Date.

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(e)           At least twenty (20) days prior to the first day of each month during the Term, Laredo shall deliver to the Company a reasonably detailed invoice for the Monthly Management Services Fee payable in respect of the following month (“Monthly Invoice”).  Each Monthly Invoice shall include in reasonable detail the Initial or Adjusted Monthly Base Salary, as applicable, for each Key Person and the amounts payable on account of the items referred to in Section 5.1(b)(i) through (b)(vi) above for each Key Person.

5.2.           Quarterly Management Services Fee.  In addition to the foregoing, the Company shall pay to Laredo an amount (each, a “Quarterly Management Services Fee” and collectively, the “Quarterly Management Services Fees”) equal to One Hundred Twenty-Two Thousand Five Hundred Dollars ($122,500.00) per calendar quarter.  Each Quarterly Management Services Fee shall be payable on the first (1st) day of each calendar quarter during the Term; provided, however, that if the Effective Date occurs in June 2011, the first Quarterly Management Services Fee shall be the full amount of such Quarterly Management Services Fee for the calendar quarter ending June 30, 2011, and such first Quarterly Management Services Fee shall be paid within three (3) business days after the Effective Date.

5.3.           Expenses.  Laredo shall be responsible for reimbursing the Key Persons directly for any expenses incurred by the Key Persons in connection with the rendition of the Services (“Key Persons’ Expenses”).  In addition to the Management Services Fees, the Company shall reimburse Laredo (and not the Key Persons) for all Key Persons’ Expenses if and to the extent such Key Persons’ Expenses meet all of the following requirements: (a) such Key Persons’ Expenses are customary and reasonable out-of-pocket business expenses (including business travel expenses) actually incurred by the Key Persons in connection with the rendition of the Services under this Agreement; (b) such Key Persons’ Expenses are proper reimbursable business expenses under the Company’s standard business expense reimbursement policy then in effect (the “Expense Policy”); (c) the incurrence of such Key Persons’ Expenses in excess of Five Thousand Dollars ($5,000.00) are approved in writing and in advance by the Company; and (d) Laredo provides the Company with appropriate documentation in a timely manner, in accordance with the Expense Policy, reflecting the amount of such Key Persons’ Expenses and the fact that such Expenses satisfy the requirements set forth in subparagraphs (a) through (c) above.  Expense reimbursements shall be made by the Company not more often than once per calendar month.

5.4.           Additional Funding.  From time to time during the Term, Laredo may submit written requests to the Company for additional funding for payment of Laredo’s operating costs and expenses (“Additional Funding Request”).  Each Additional Funding Request shall contain reasonably detailed information as to the projected cash flow of Laredo, an explanation of why such funds are needed by Laredo, a statement to the effect that such funds will be used solely to pay for Laredo’s operating expenses not otherwise covered by the payments made by the Company under this Agreement, and a reasonably detailed list of the operating expenses to be paid with such funds.  In addition, Laredo shall provide to the Company such additional information regarding the Additional Funding Request as the Company may reasonably request.  After receiving the foregoing information, the Company shall determine, in its sole and absolute discretion, whether to fund the amounts requested in the Additional Funding Request or any portion thereof.  Laredo understands and agrees that the Company shall have no obligation to fund any Additional Funding Request or any portion thereof.

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5.5.           Treatment of Funds Received by Company From Alleghany for Payments under Management Services Agreement.  To the extent the Company receives funds from Alleghany to enable the Company to make the payments required to be made by the Company under this Agreement, or to enable the Company to fund any Additional Funding Request which the Company has decided, in its sole and absolute discretion, to fund to Laredo, such funds from Alleghany shall constitute “Preferred Stock Capital” (as this term is defined in the Laredo License).

6.           Status of Laredo and Key Persons.  Laredo and the Key Persons shall at all times constitute independent contractors.  Nothing in this Agreement is intended to or shall be construed to create the relationship of employer-employee or any other relationship or status other than that of independent contractor.  Laredo agrees, and by execution of Appendix A attached hereto, the Key Persons acknowledge and agree, that during the Term of this Agreement, neither the Company nor any of its Affiliates shall provide, and the Key Persons shall not be entitled to or eligible for, any vacation, sick leave, retirement or pension benefits, social security, workers’ compensation, disability or employment benefits, or other employee benefits of any kind or nature whatsoever.  To the extent that any Key Persons may become eligible for any benefit programs of the Company or any of its Affiliates (regardless of the timing of or reason for such eligibility), such Key Person waives all rights to participate in such programs.  Laredo and the Key Persons understand that the Company will not make any deductions for withholding or the like for or on account of such Key Persons from any of the payments required to be made by the Company under this Agreement to the Company.

7.           No Contractual Authority.  Neither Laredo nor any of the Key Persons shall have any right, capacity or authority to execute any documents or agreements, on behalf of the Company or otherwise bind the Company in any manner whatsoever, except to the extent approved or authorized by the Board of Directors of the Company.

8.           Work for Hire.  Any and all works created under or in connection with this Agreement, including, without limitation, the results and proceeds of Laredo’s and/or any and/or all of the Key Persons’ services under this Agreement, including without limitation, the Services (all of the foregoing items shall collectively be referred to as the “Works”) shall be and remain Company’s sole and exclusive property.  Without limiting the foregoing, Laredo, on behalf of Laredo and the Key Persons, acknowledges that the Works shall be deemed to be “works made for hire” (as defined in the U.S. Copyright Act) and neither Company nor any of the Key Persons shall retain any ownership or other rights whatsoever in or to said Works.  If any Work is not deemed to constitute a “work made for hire,” Laredo, on behalf of Laredo and the Key Persons, hereby irrevocably assigns and transfers, and shall irrevocably assign and transfer, to Company in perpetuity any and all rights of any kind or character, in any and all media whether now known or hereafter discovered or invented, throughout the universe, which Laredo and/or any of the Key Persons may possess in and to such Work, without reservation, condition or limitation.  If Laredo and/or any of the Key Persons have any rights, title and/or interests in the Works that cannot be assigned to Company as provided above, whether now or hereinafter known, Laredo, on behalf of Laredo and the Key Persons, hereby unconditionally waives such rights (including, but not limited to, the “droit moral” or “moral rights of authors” or any similar rights in and/or to such rights, title and/or interests) and the enforcement thereof, and all claims and causes of action of any kind with respect to any of the foregoing and hereby grants to Company an exclusive, perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), worldwide right and license to reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, have made, sell, offer to sell, import, export and otherwise use and exploit (and have others exercise such rights on behalf of Company) such right, title and interest, including, without limitation, the right to use in any way whatsoever the same.  Laredo shall (and shall cause the Key Persons to) execute any and all documents and do such other acts requested at any time by Company as may be required to evidence, confirm and/or further effect the rights granted to Company under this Agreement.  If Laredo and/or any of the Key Persons fail to execute and deliver any such documents and instruments promptly upon request therefor by Company, Company is hereby authorized and appointed attorney-in-fact of and for Laredo and the Key Persons to make, execute and deliver any and all such documents and instruments, it being understood that such power is coupled with an interest and is therefore irrevocable.  Without limiting the foregoing, if any Works are based upon any idea(s) or other material(s) created by Laredo and/or any of the Key Persons, Company shall own and be entitled to the same rights in and to such idea(s) and other material(s) as Company is acquiring hereunder in the applicable Works.

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9.           No Obligation to Use Services.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to actually utilize the services of Laredo and/or any Key Person.

10.           Representations and Warranties of the Company.

10.1.           Representations, Warranties and Covenants of the Company.  The Company represents, warrants and covenants that, as of the Effective Date:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of the Company.

(c)           This Agreement has been duly executed and delivered by the Company, and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(d)           There is no action, suit, proceeding or other claim pending or threatened against the Company or any of its officers, directors or shareholders which, if successfully pursued against the Company or such officers, directors or shareholders, would prevent the Company from performing its obligations under this Agreement, or would cause any of the representations or warranties made by the Company in this Agreement to be or become inaccurate or incomplete or breached, or otherwise cause the Company to be in breach of any other agreement to which it is a party or by which it is bound.

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(e)           Neither the execution and delivery by the Company of this Agreement nor the performance by the Company of its duties and obligations hereunder will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of (i) the organizational and governance documents of the Company, (ii) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which the Company is a party or by which any of its properties or assets is bound or (iii) any judgment, order, writ, stipulation, decree determination, award, compliance agreement, settlement agreement, injunction, ruling, judicial or administrative order, determination or other restriction of any governmental entity or arbitrator (“Judgment”) or foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Judgment of any Governmental Entity (“Law”) applicable to the Company.

(f)           No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, any governmental or non-governmental entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement.

10.2.           Representations, Warranties and Covenants of Laredo.  Laredo represents, warrants and covenants that, as of the Effective Date:

(a)           Laredo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of Laredo.

(c)           This Agreement has been duly executed and delivered by Laredo, and constitutes legal, valid and binding obligations of Laredo, enforceable against Laredo in accordance with its terms.

(d)           There is no action, suit, proceeding or other claim pending or threatened against Laredo or any of its officers, directors or shareholders which, if successfully pursued against Laredo or such officers, directors or shareholders, would prevent Laredo from performing its obligations under this Agreement, or would cause any of the representations or warranties made by Laredo in this Agreement to be or become inaccurate or incomplete or breached, or otherwise cause Laredo to be in breach of any other agreement to which it is a party or by which it is bound.

(e)           Neither the execution and delivery by Laredo of this Agreement nor the performance by Laredo of its duties and obligations hereunder will conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of (i) the organizational and governance documents of Laredo, (ii) any Contract to which Laredo is a party or by which any of its properties or assets is bound or (iii) any Judgment or Law applicable to Laredo.

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(f)           No Consent of, or registration, declaration or filing with, any governmental or non-governmental entity is required to be obtained or made by or with respect to Laredo in connection with the execution, delivery and performance of this Agreement.

(g)           Laredo has a valid, binding and subsisting employment agreement with each of the Key Persons pursuant to which the Key Persons are obligated to render the Services hereunder throughout the Term and the Company is entitled to all services of the Key Persons which are or will be required to be performed by the Key Persons under this Agreement;

(h)           When executed and delivered by the Key Persons, the Appendix constitutes the legal, valid and binding obligation of each of the Key Persons, and is enforceable against the Key Persons in accordance with its terms;

(i)           Neither Laredo nor the Key Persons are subject to any obligation or disability which will or might prevent or interfere with the full completion and performance of all of the obligations and conditions to be kept and performed by Laredo and/or the Key Persons under this Agreement;

(j)           The Works will not infringe upon, misappropriate or violate any Intellectual Property Right (as this term is defined in the Laredo License and the MS License) of any Person;

(k)           Except as set forth in any document filed by Laredo with the Securities Exchange Commission prior to the Effective Date, neither Laredo, nor any of its officers, directors, employees, agents or representatives, has disclosed to or discussed with any Person (other than Laredo’s officers, directors, accountants, their legal counsel and legal counsel to the Special Committee of the Board of Directors), any non-public information regarding this Agreement or any Related Agreement, or the terms or conditions of this Agreement or any Related Agreement, or the fact that discussions or negotiations were taking place with respect to the transactions contemplated under this Agreement or under any Related Agreement; and

(l)           No officer, director or employee of Laredo has engaged in any of the following conduct or activities: (i) purchased or sold any securities of Laredo while in the possession of material non-public information relating to Laredo, including, without limitation, material non-public information relating to this Agreement or any Related Agreement or the transactions contemplated hereunder or thereunder; (ii) recommended or suggested to any Person the purchase or sale of Laredo’s securities while in the possession of material information that has not been publicly disclosed by Laredo; and/or (iii) assisted anyone engaged in any of the above conduct or activities.

For purposes of an Event of Default, any breach of the representations and warranties set forth in Sections 10.2(k) and/or 10.2(l) above shall be deemed not capable of being cured or remedied.

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11.           Indemnification.

11.1.           Indemnification by Laredo.  Laredo shall indemnify, hold harmless and defend, with counsel selected by Laredo, and approved by the Company, which approval shall not be unreasonably withheld, the Company and each of its past, present and future directors, officers, employees, agents, representatives, attorneys, subsidiaries, partners, parent and affiliated entities and their respective predecessors, successors, and assigns (collectively with the Company, the “Company Indemnitees”) from and against any and all claims, demands, liabilities, losses, damages, rights of action, causes of action, costs and expenses, charges, fines, penalties, awards, judgments and assessments (including, without limitation, reasonable attorneys’ fees, court costs and litigation expenses) (collectively, the “Claims and Losses”) suffered or incurred or otherwise asserted against any Company Indemnitee, if such Claims and Losses are in connection with, or arise out of, or result from, or are claimed to be in connection with, arise out of or result from, in whole or in part, any of the following: (a) any breach of or failure of performance with respect to any covenant or agreement required to be performed by Laredo under this Agreement; (b) the inaccuracy or breach of any representation or warranty made by or on behalf of Laredo under this Agreement; (c) the failure of Laredo to properly make any and all such deductions, withholdings or similar payments required under applicable law in connection with the compensation payable by Laredo to the Key Persons; and (d) any claim asserted and/or action brought by any Key Person or any other party (whether against Laredo, the Company, the Company’s agents and/or employees, including, without limitation, any other special employee, and/or any corporation or other entity which furnishes to the Company the services of any other special employee) by reason of any injury, illness, disability or death, other than any claim or action permitted under applicable Workers’ Compensation laws, rules and regulations.

11.2.           Indemnification By the Company.  The Company shall indemnify, hold harmless and defend, with counsel selected by the Company, and approved by Laredo, which approval shall not be unreasonably withheld, Laredo and each of its past, present and future directors, officers, employees, agents, representatives, attorneys, subsidiaries, partners, parent and affiliated entities and their respective predecessors, successors, and assigns (collectively with Laredo, the “Laredo Indemnitees”) from and against any and all Claims and Losses suffered or incurred or otherwise asserted against any Laredo Indemnitee, if such Claims and Losses are in connection with, or arise out of, or result from, or are claimed to be in connection with, arise out of or result from, in whole or in part, any of the following: (a) any breach or failure of performance with respect to any covenant or agreement required to be performed by the Company under this Agreement; and (b) the inaccuracy or breach of any representation or warranty made by or on behalf of the Company under this Agreement.

11.3.           Procedures.

(a)           Third Party Claims.

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(i)           In order for a Person (the “Indemnified Party”) to be entitled to any indemnification provided for under this Section 11 in respect of, arising out of or involving a claim made by any third Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the Person obligated to provide indemnification under this Section 11 (the “Indemnifying Party”) in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure.  Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(ii)           If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof by written notice to the Indemnified Party within ten (10) days after the Indemnifying Party’s receipt of the notice of the Third Party Claim contemplated by paragraph (i) above with counsel selected by the Indemnifying Party, in its sole and absolute discretion, and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided that such counsel is not reasonably objected to by the Indemnified Party; and provided further that notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control of such defense and, instead, shall pay the reasonable legal fees, costs and expenses of counsel retained by the Indemnified Party if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the claim seeks an injunction or equitable relief against the Indemnified Party, (C) the Indemnifying Party failed or is failing to reasonably prosecute or defend such claim, (D) assuming such claim is determined adversely, such claim could reasonably be expected to give rise to Losses which such Indemnifying Party is unable to pay or which could be reasonably expected to exceed the ability of such Indemnifying Party to pay, or (E) in the Indemnified Party’s reasonable judgment based upon a written opinion from such Indemnified Party’s counsel, a conflict of interest between the Indemnified Party and the Indemnifying Party exists with respect to the claim.

(iii)           If the Indemnifying Party assumes the defense of a Third Party Claim, (1) the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof and (2) in addition to the rights set forth in subparagraph (iv) below, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  The Indemnifying Party shall be liable for the fees, costs and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (including in respect of Third Party Claims the defense of which the Indemnifying Party was not entitled to assume or continue in accordance with the second proviso of the first sentence of paragraph (ii)).

(iv)           The Indemnified Party shall have the right to control the defense of any Third Party Claim, including any Third Party Claim the defense of which has been assumed by the Indemnifying Party.  Without limiting the generality of the foregoing, all important legal and strategic decisions with respect to the defense of such Third Party Claim shall be made by the Indemnified Party and the Indemnifying Party shall not admit any liability with respect to any Third Party Claim, or settle, compromise or discharge any Third Party Claim, in each case without the prior written consent of the Indemnified Party.

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(v)           If the Indemnifying Party assumes the defense of a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder.

(vi)           The indemnification with respect to an Indemnifying Party’s obligation to pay legal fees and other costs and expenses of defense of a Third Party Claim required by this Section 11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense of the Third Party Claim, as and when bills are received.

(vii)           All claims under this Section 11 other than Third Party Claims shall be governed by Section 11.3(b) below.

(b)           Direct Claims.  If any Indemnified Party should have a claim against any Indemnifying Party under this Section 11 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (any such claim, a “Direct Claim”), the Indemnified Party shall deliver notice of such Direct Claim with reasonable promptness to the Indemnifying Party (which notice shall set forth in reasonable detail the basis upon which such Indemnified Party believes it is entitled to indemnification pursuant to this Section 11 and the amount of Losses it is seeking recovery from the Indemnified Party); provided that the failure to give such notification shall not affect the indemnification provided under this Agreement, except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure.  If the Indemnifying Party does not notify the Indemnified Party within thirty (30) calendar days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under the applicable provisions of this Section 11, such Direct Claim specified in such notice shall be conclusively deemed a liability of the Indemnifying Party under the applicable provision of this Section 11, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Direct Claim (or any portion thereof) is estimated, on such later date when the amount of such Direct Claim (or such portion thereof) becomes finally determined.  If the Indemnifying Party has timely disputed its liability with respect to such Direct Claim as provided above, the Company, on the one hand, and Laredo, on the other hand, shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved within the foregoing thirty (30) day period through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

12.           Confidential Information.

12.1.           Confidentiality.  In connection with this Agreement, Laredo and the Key Persons will acquire certain Confidential Information of the Company.  “Confidential Information” means any information of a confidential or proprietary nature related to the Business, disclosed by the Company to, or otherwise acquired by, Laredo and the Key Persons (each a “Receiving Party”) (a) in written form marked “confidential,” or (b) in oral form if summarized in a writing marked “confidential” delivered to the Receiving Party within thirty (30) days after the oral disclosure, or (c) provided under circumstances indicating, or of such a type which indicates that, it is confidential or proprietary.  Notwithstanding anything to the contrary in this Agreement, the “Licensed Intellectual Property” (as this term is defined in the Laredo License) and the terms and conditions of this Agreement shall be deemed to be Confidential Information.

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12.2.           Confidentiality and Non-Use.  Except as otherwise permitted under the terms of this Agreement, the Receiving Party shall maintain all Confidential Information in the strictest confidence, and shall disclose such Confidential Information only to those of its employees, agents, consultants, sublicensees, attorneys, accountants and advisors who have a reasonable need to know such Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those set forth herein.  The Receiving Party shall use such Confidential Information solely to exercise its rights and perform its obligations under this Agreement and the Related Agreement, unless otherwise mutually agreed in writing.  The Receiving Party shall take the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in no event less than reasonable care).

12.3.           Exclusions.  Confidential Information shall not include information that: (a) is in the Receiving Party’s rightful possession prior to receipt from the Company as demonstrated by contemporaneous documentation; (b) is or becomes publicly known, through no fault of the Receiving Party; (c) is furnished to the Receiving Party by a third party without breach of any duty to the Company; or (d) is independently developed by the Receiving Party without use of, application of or reference to the Company’s Confidential Information as demonstrated by contemporaneous documentation.

12.4.           Permitted Disclosures.

(a)           It shall not be a violation of this Section 12, if a Receiving Party uses or discloses Confidential Information in connection with the rendition of the Services and/or the conduct of the Business, including, without limitation, the planning and development of its oil fields.

(b)           It shall not be a violation of this Section 12 to disclose Confidential Information required to be disclosed under applicable law, but such disclosure shall be expressly limited to the sole purpose of complying with such law and such disclosure shall be permitted only to the extent required by such law.  The Receiving Party, to the extent possible, shall give the Company prior written notice of the proposed disclosure and cooperate fully with the Company to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

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12.5.           Breach of Confidentiality Obligations.  Notwithstanding anything to the contrary in this Agreement, the Receiving Party acknowledges and agrees that, due to the unique and valuable nature of the Confidential Information, there can be no adequate remedy at law for any breach by the Receiving Party of this Section 12, that any such breach may result in irreparable harm to the Company for which monetary damages would be inadequate to compensate the Company, and that the Company shall have the right, in addition to any other rights available under applicable law, to obtain from any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of the Receiving Party under this Section 12, without the necessity of posting any bond or security.

13.           Miscellaneous.

13.1.           Governing Law.  This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

13.2.           Force Majeure Event(s).  No party shall be held responsible for any delay or failure in performance under this Agreement to the extent caused by strikes, embargoes, unexpected governmental and/or regulatory requirements (including, without limitation, moratoriums), court, administrative or governmental orders or decrees (including, without limitation, injunctions and/or cease and desist orders), civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party’s control and without such party’s fault or negligence (“Force Majeure Event(s)”).  The affected party shall notify each unaffected party as soon as reasonably possible of the existence of such Force Majeure Event.  Any time period for the performance by the affected party of any duties and obligations under this Agreement, and any time period for the satisfaction or accomplishment of any condition, event, milestone or deadline, including, without limitation, those associated with a Development Failure, shall be extended for a period of time equal to the duration of the Force Majeure Event(s).  In addition, the affected party shall be excused from the performance of its obligations hereunder to the extent such performance is prevented or impeded by any such Force Majeure Event(s) for the duration of such Force Majeure Event(s).

13.3.           Assignment.

(a)           Notwithstanding anything to the contrary in this Agreement, Laredo shall not, directly or indirectly, either voluntarily or involuntarily, by merger, operation of law or otherwise, assign, or suffer or permit an assignment of, its rights or obligations under or its interests in this Agreement, without the express prior written consent of the Company, which the Company may withhold in its sole discretion.  Any purported assignment by Laredo without the express prior written consent of the Company shall be null and void.  For the purposes of this Section, the terms “assign” and “assignment” shall be deemed to include, without limitation, a Change of Control or the voluntary or involuntary dissolution or liquidation of Laredo.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

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(b)           Notwithstanding anything to the contrary in this Agreement, the Company shall not, directly or indirectly, either voluntarily or involuntarily, by merger, operation of law or otherwise, assign, or suffer or permit an assignment of, its rights or obligations under or its interests in this Agreement, without the express prior written consent of Laredo, which Laredo may withhold in its sole and absolute discretion, and any purported assignment by the Company without the express prior written consent of Laredo shall be null and void; provided, however, that any assignment or transfer by the Company, directly or indirectly, of its rights or obligations under or its interests in this Agreement either in connection with a Corporate Event or to any one or more Affiliates of the Company shall not require the prior consent or approval, written or otherwise, of Laredo and any such assignment or transfer shall be permitted and effective without such consent or approval.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

13.4.           Notices.  Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by an internationally recognized courier, for next business day delivery, or (c) via confirmed facsimile or telecopy, followed within fourteen (14) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder.  Such notice will be deemed to have been given when actually delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to the Company:

c/o Alleghany Capital Corporation
7 Times Square Tower, 17th Floor
New York, NY  10036
Facsimile:  212.759.8149
Attention:  Mr. David Van Geyzel

With a copy to:

Alleghany Corporation
7 Times Square Tower, 17th Floor
New York, NY  10036
Facsimile:  212.759.3295
Attention:  Christopher K. Dalrymple, Vice President and General Counsel

If to Laredo:

Laredo Oil, Inc.
111 Congress Avenue, Suite 400
Austin, Texas 78701
Facsimile:  817.753.2091
Attention:  Mark See, Chief Executive Officer

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With a copy to:

James L. Rice III, Esq.
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas  77002-5200
Facsimile: 713.236.0822

13.5.           Modification; Waiver.  This Agreement may not be altered, amended or modified in any way except by a writing signed by the parties hereto.  The failure of a party to enforce any rights or provisions of this Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to thereafter enforce such rights or provision or any other rights or provisions hereunder.  No waiver shall be effective unless made in writing and signed by the waiving parties.

13.6.           Construction.  The parties hereto have jointly participated in the negotiations and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no rule of construction, presumption or burden of proof shall arise favoring one party or another concerning the interpretation of ambiguous provisions or otherwise by virtue of one party’s presumed authorship of this Agreement or any provision hereof.

13.7.           Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that if such reformation or striking would materially change the economic benefit of this Agreement to the parties hereto, such provision shall be modified in accordance with this Section 13.7 to obtain a legal, valid and enforceable provision and provide an economic benefit to the parties hereto that most nearly effects the parties’ intent in entering into this Agreement.

13.8.           Entire Agreement.  The parties hereto acknowledge that this Agreement, together with the exhibits attached hereto, sets forth the entire agreement and understanding of the parties as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

13.9.           Headings.  The section and paragraph headings contained in this Agreement are for the purposes of convenience only, and are not intended to define or limit the contents of the sections or paragraphs to which such headings apply.

13.10.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.

[Next Page Is Signature Page]

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[Signature Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Agreement Date.

LAREDO LAREDO OIL, INC., a Delaware corporation By: ______________________ Name: ___________________ Title: ____________________	COMPANY STRANDED OIL RESOURCES CORPORATION, a Delaware corporation By: ______________________ Name: ___________________ Title: ____________________

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Appendix A

Inducement Letter

The undersigned hereby acknowledges that the undersigned is aware of all of the terms and conditions set forth in the foregoing agreement (the “Management Services Agreement”), dated as of June __, 2011 between Laredo Oil, Inc., a Delaware corporation (“Laredo”) and Stranded Oil Resources Corporation, a Delaware corporation (“the Company”), and acknowledges that Laredo has agreed to exercise its best efforts to cause the undersigned to render the “Services” required to be provided by “Key Persons”, which includes the undersigned, in accordance with and subject to the terms and conditions of the Management Services Agreement.  Unless otherwise defined in this Inducement Letter, all capitalized terms used herein shall have the meanings set forth in the Management Services Agreement.

1.           As a material inducement to the Company and Laredo to enter into the Management Services Agreement and in consideration thereof, the undersigned agrees to (a) render the Services and hold the title and position applicable to the undersigned as set forth in Exhibit A to the Management Services Agreement; and (b) perform all of the obligations and grant all of the rights stated to be rendered, performed or granted to the Company under the Management Services Agreement on the terms and conditions specified therein.  The undersigned further agrees that in the event of any inconsistency between the terms and conditions of the Management Services Agreement and the terms and conditions contained in any subsisting offer letter, employment agreement or independent contractor agreement, as applicable, between the undersigned and Laredo, the terms and conditions of the Management Services Agreement shall govern and prevail.

2.           The undersigned further acknowledges and agrees that the undersigned shall not be entitled to any of the benefits which may be afforded by the Company or any of its Affiliates to its or their other employees (including, but not limited to, health, life or major medical insurance coverage, pension or profit sharing plan participation, sick time or vacations), but that for the purposes of any applicable Workers’ Compensation statute the undersigned is, and shall be treated as, a “special employee” of the Company.  If the applicability of any Worker’s Compensation statute is dependent upon, or affected by, an election on the part of the undersigned, such election is hereby made, and the undersigned acknowledges that the rights and remedies of the undersigned are governed and limited by applicable Workers’ Compensation laws as provided in the Management Services Agreement.  Furthermore, the undersigned acknowledges and agrees that no payments whatsoever shall be made by the Company to the undersigned and agrees to look solely to Laredo for any and all compensation, benefits and expense reimbursements that the undersigned may become entitled to receive.  In the event of any breach or alleged breach by Laredo or the undersigned of the Management Services Agreement or this Inducement Letter, the Company shall be entitled to legal and equitable relief by way of injunction or otherwise, and shall have available to it all of the rights and remedies set forth in the Management Services Agreement or available to it under applicable law or in equity against Laredo or against the undersigned, or against both Laredo and the undersigned, in the Company’s discretion, without the necessity of first resorting to or exhausting any rights or remedies against Laredo.

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3.           In addition, the undersigned hereby: (a) consents to and agrees to be bound and abide by the provisions of the Management Services Agreement as they relate to me and the job, title, position and Services to be rendered by me as set forth in Exhibit A to the Management Services Agreement, including, without limitation, the provisions set forth in Section 8; and (b) agrees to be bound and abide by the provisions of each and every code of conduct and other policies applicable to or binding on the other employees of the Company and its Affiliates, as if the undersigned were an employee of the Company, including without limitation, the provisions of Appendix A-1 attached hereto and incorporated herein by this reference.

4.           The undersigned further agrees that the undersigned shall not, directly or indirectly, either alone or with others: (a) use or disclose, or assist any other Person to use or disclose, any of the “Licensed Intellectual Property” (as this term is defined in the Laredo License), except in connection with the performance by the undersigned of his or her duties and obligations under the Management Services Agreement and this Inducement Letter, either during the term of the undersigned’s employment with Laredo or at any time thereafter; (b) engage in any business involving the use or application of the UGD Process or the Selection Process, except in connection with the performance of their duties and obligations under the Management Services Agreement and this Inducement Letter, either during the term of the undersigned’s employment with Laredo or during the two (2) year period following the date of termination or cessation of the undersigned’s employment with Laredo; (c) work with, invest in, become partners with or consultants to, become an owner of or investor in, employee, or enter into any joint venture with, any Person other than Laredo and/or the Company (and/or the Company’s Affiliates) with respect to the UGD Process and/or the Selection Process, either during the term of the undersigned’s employment with Laredo or during the two (2) year period following the date of termination or cessation of the undersigned’s employment with Laredo; (d) solicit any Key Person or any employee of the Company or any Affiliate of the Company to leave the employ of Laredo or the Company or such Affiliate of the Company, or otherwise encourage any Key Person or employee of the Company or any Affiliate of the Company to terminate his or her relationship with Laredo or the Company or such Affiliate, at any time during the term of the undersigned’s employment with Laredo or during the two (2) year period following the date of termination or cessation of the undersigned’s employment with Laredo; and/or (e) permit or allow any other Person to engage in any of the conduct, business or activities referred to in subparagraphs (a) through (d) above; provided, however, that the provisions of subparagraphs (a), (b) and (c) shall not apply (i) from and after the effective date of the termination by Laredo of the exclusivity of the license granted to the Company under the Laredo License pursuant to Section 8.2(a) of the Laredo License, or (ii) from and after the date on which the Laredo License is terminated for any cause or reason other than by reason of an “Event of Default” (as this term is defined in the Laredo License, or (iii) from and after the date on which the Management Services Agreement is terminated for any cause or reason other than by reason of an “Event of Default” (as this term is defined in the Management Services Agreement).

5.           The undersigned Key Person hereby agrees that if the undersigned is entitled to receive from Laredo, pursuant to the terms and conditions of the undersigned’s offer letter, employment agreement or independent contractor agreement, as applicable, more cash compensation than the amounts which the Company has agreed to pay to Laredo in respect of such Key Person’s services under the terms and conditions of the Management Services Agreement, and for any cause or reason whatsoever Laredo fails to pay the undersigned such difference in cash compensation, then so long as (i) the Management Services Agreement remains in effect, (ii) the undersigned constitutes a Key Person thereunder, and (iii) the undersigned remains an employee of Laredo, the undersigned will not assert any claim against Laredo by reason of Laredo’s failure to pay such difference in cash compensation.

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The undersigned acknowledges that both Laredo and the Company are relying upon this Inducement Letter.  The Company and Laredo shall each be express third-party beneficiaries of the covenants and agreements made by the undersigned in this Inducement Letter and each of the Company and Laredo, either alone or together, shall have the equal right to enforce the provisions of this Inducement Letter and exercise such rights and remedies, including obtaining injunctive relief, as may be available at law or in equity in any court having appropriate jurisdiction, as if the Company and Laredo were a party hereto.  The Company shall not be required to exhaust any rights or remedies against Laredo before exercising its rights and remedies with respect to this Inducement Letter, including, without limitation, the Company’s rights and remedies to enforce or prevent the breach of the terms and conditions of this Inducement Letter.

ACCEPTED AND AGREED TO:

KEY PERSON

_______________________________                                                                Date of Signature:  _________________

(Signature of Key Person)

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Appendix A-1

Policy Regarding Confidential Information

The ideas, concepts and other information the Company produces are important and stand as its confidential and proprietary assets.  Intellectual property laws enable us to protect these valuable assets.  This Confidential Information Policy sets forth the terms and conditions of the Company’s policy regarding the protection of its Confidential Information.  This Confidential Information Policy applies to all persons who render service to the Company and who acquire Confidential Information of the Company, including, without limitation, employees of the Company, independent contractors hired by the Company, and others who render services to the Company through a loan-out or similar arrangement.  The term “employee” as used in this Confidential Information Policy includes all such persons and the term “termination of employment” with respect to those persons who are not actual employees of the Company includes a termination by the Company of the arrangement pursuant to which such person is providing services to the Company.

Confidential Information

The Company is not required to (and should not be expected to) specifically identify any information as being (or not being) “Confidential Information.”  All proprietary information and materials, and all other non-public information and materials, relating to the business of the Company, its customers, suppliers, plans, prospects, and/or other employees and service providers of the Company, will be presumed to be Confidential Information, and will be so regarded by all employees.  Examples of proprietary and/or Confidential Information shall include, without limitation, information regarding:

•	non-public personal information of customers and suppliers of the Company
•	Company financial statements, budgets and projections, and accounting records
•	Company payroll and other Human Resources records
•	Company policies, procedures, and other manuals
•	Company forms and documents
•	Company files and records related to litigation or other legal/regulatory compliance matters
•	Company marketing plans and materials
•	Company production reports and other internally generated reports
•	Company strategic plans
•	Company trade secrets, inventions, discoveries, know how and any data or other information relating to same

Confidential Information shall be covered under this Confidential Information Policy without regard to the form in which the information is kept (e.g. paper hard copy, floppy disk, CD-ROM, in computer system).

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Employee Responsibilities

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Employees are expected to exercise their best efforts to ensure that no proprietary or Confidential Information is disclosed or released to any third parties except as necessary in the normal course of Company business or as authorized by the Board of Directors of the Company.

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Employees acknowledge that employment by Company, either as an employee or independent contractor, or pursuant to any services loan-out arrangement, creates a duty of trust and confidentiality to Company with respect to its Confidential Information.

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Promptly upon termination of employment with the Company, the employee shall return all proprietary materials, as well as any proprietary or Confidential Information, to the Company, and in such event shall neither disclose nor make any further use of such information for any purpose.

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During the term of employment with the Company and after termination of such employment, employees shall not disclose, use, induce, or assist in the use or disclosure of any Confidential Information to any third parties, except as permitted in writing by the Board of Directors of the Company.

•
At all times during the term of employment, employees shall promptly advise the Company of any knowledge that the employee may have of any actual or threatened unauthorized release or use of any proprietary or Confidential Information, and shall take prompt and reasonable measures to prevent unauthorized persons or entities from having access to, obtaining, or being furnished with any such information.

Violations

Failure to comply with this Confidential Information Policy will be taken very seriously by the Company, and may result in disciplinary or other action by the Company, culminating in termination of employment with the Company.  The Company intends to, and reserves the right to, pursue all available civil and criminal remedies (including the right to notify appropriate law enforcement authorities if Company suspects any illegal activities) if any activity undertaken or knowingly permitted by any employee violates this Confidential Information Policy and/or any applicable laws or regulations.  In such event, the Company also reserves the right to seek and obtain injunctive relief to prevent any such actual or contemplated violation.  Any employee who has violated this Confidential Information Policy may be asked to provide a full accounting of, and pay to Company, all gross profits, gains, earnings and proceeds received by the employee or by any other person or entity as a result of any such violation(s).  In the event of any legal action brought by Company or by (or on behalf of) any employee to enforce or construe any of the rights, obligations or other provisions of this Confidential Information Policy, the unsuccessful party shall reimburse to the successful party all costs, legal fees and other expenses incurred by the successful party in such action.

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